Exhibit 99.1

Donaldson Company Reports Third Quarter Earnings

Strength across all regions drives sales to a quarterly record of $765 million
Third quarter 2021 EPS increased 32% to $0.66 from $0.50 in 2020
Fiscal 2021 sales guidance increased to a range of 9% to 11% growth
Fiscal 2021 GAAP EPS raised to a range of $2.20 to $2.26 and adjusted EPS to a range of $2.28 to $2.34

MINNEAPOLIS (June 2, 2021) — Donaldson Company, Inc. (NYSE: DCI) (the Company) today reported third quarter 2021 net earnings of $84.4 million compared with $63.4 million in 2020. Earnings per share (EPS)1 for the third quarter 2021 increased 32% to $0.66 compared to $0.50 in 2020.

“Donaldson’s third quarter sales were the highest quarterly sales in our 106-year history and reflected strength in the economy as seen in our Engine segment and the beginning of recovery in our Industrial segment,” said Tod Carpenter, chairman, president and chief executive officer. “Additionally, although we faced pressures from our supply chain, raw material costs, and sales mix, we were able to offset this with volume leverage and recorded a year-over-year increase in gross margin of 50 basis points to 33.7%. We continue to expand our leadership position in filtration technology as we deliver on our strategy to increase our addressable market and generate higher returns.

“With one quarter left in our fiscal year and customer demand at a high level for most of our businesses, we are confident the sales momentum we experienced in the third quarter will carry through our fiscal year-end. While challenges in supply chain are expected to continue through the fourth quarter of fiscal 2021, we are increasing our 2021 sales guidance due to our strong third quarter sales results along with continued strength in our Engine Off-Road and Aftermarket businesses, an uptick in our On-Road business, and increasing momentum in our Industrial segment. Total sales are expected to increase between 9% and 11%, compared with prior guidance of between 5% and 8%. I am proud of how our Donaldson employees have worked together tirelessly to address the challenges related to the COVID-19 pandemic and supply chain constraints while managing increased demand for our products to ensure we meet the needs of our customers and advance filtration for a cleaner world.”

[1]All earnings per share figures refer to diluted earnings per share.
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Donaldson Company Reports Third Quarter 2021 Earnings - Page 2 of 5
Operating Results

Third quarter 2021 sales increased 21.5% to $765.0 million from $629.7 million in 2020. Excluding the positive impact from currency translation of 4.4%, third quarter 2021 sales increased 17.1%.

	Three Months Ended		Nine Months Ended
	April 30, 2021		April 30, 2021
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Engine Products segment
Off-Road	50.7%	44.5%	19.4%	15.4%
On-Road	58.2	54.9	5.5	3.8
Aftermarket	23.0	18.8	9.6	7.5
Aerospace and Defense	(19.1)	(20.9)	(22.1)	(23.5)
Total Engine Products segment	26.3	22.0	8.7	6.4

Industrial Products segment
Industrial Filtration Solutions	19.2	13.8	1.8	(1.8)
Gas Turbine Systems	(12.6)	(13.8)	(3.0)	(4.2)
Special Applications	4.9	(0.5)	(2.7)	(5.9)
Total Industrial Products segment	11.8	7.1	0.3	(2.9)

Total Company	21.5%	17.1%	5.9%	3.3%

Third quarter 2021 Engine sales increased 26.3%, or 22.0% excluding the impact from currency translation. This increase reflects strong performance in Off-Road, On-Road, and Aftermarket in all regions, partially offset by a decline in Aerospace and Defense sales as a result of ongoing weakness in commercial aerospace. The 58.2% increase in On-Road sales was led by increased Class 8 truck build rates in the United States and increased build rates and market share gains in China. Off-Road sales increased 50.7% compared to 2020, including strong growth in EMEA and Latin America, where sales nearly doubled, and a strong increase in China. Aftermarket sales, which rose 23.0% compared to 2020, experienced broad growth with all regions up year-over-year as utilization rates for construction equipment, agriculture equipment, and on-road heavy-duty trucks remain at a high level.

Third quarter 2021 Industrial sales increased 11.8%, or 7.1% excluding the impact from currency translation. This increase was driven primarily by improvement in Industrial Filtration Solutions (IFS), which increased 19.2% compared to 2020, due in part to a strong sales increase in China. IFS sales growth was driven by a mid-teens increase in Industrial Air Filtration (IAF) as IAF experienced a rebound in demand for dust collection products with all major regions reporting year-over-year growth. Process Filtration experienced double-digit sales gains, particularly in the
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Donaldson Company Reports Third Quarter 2021 Earnings - Page 3 of 5
Europe, Middle East and Africa (EMEA) and Asia Pacific regions. Sales of Gas Turbine Systems (GTS) declined 12.6% year-over-year due to a decline in demand for gas turbines used in the oil and gas market, a slowing of retrofit activity, and the timing of projects. Special Applications recorded a 4.9% increase in sales compared to 2020, although on a constant currency basis sales were down slightly owing to continuing softness in the disk drive market. Partially offsetting the decline in disk drive sales were increases in Integrated Venting Solutions, Semicon/Imaging, and Membranes.

Third quarter 2021 gross margin increased to 33.7% from 33.2% in 2020. The year-over-year improvement was driven by leverage on the increased volume and pricing activities, partially offset by commodity and freight rate inflation and an unfavorable sales mix.

Third quarter 2021 operating expenses as a percent of sales were 19.4%, an improvement from 19.8% in 2020. The improvement reflects leverage on higher sales partially offset by higher incentive compensation expense.

Donaldson’s third quarter 2021 operating income as a rate of sales (“operating margin”) increased to 14.3% from 13.4% in 2020.

Third quarter 2021 interest expense declined to $3.2 million, from $4.4 million in 2020, reflecting a lower debt level. Other income, net was $4.7 million in third quarter 2021, compared with $4.3 million in 2020.

Third quarter 2021 effective tax rate decreased to 23.9% from 24.9% in 2020, driven primarily by an increase in discrete tax item benefits. Donaldson paid third quarter 2021 dividends of $26.5 million and repurchased approximately 0.4% of its outstanding shares for $32.4 million. Year-to-date Donaldson has repurchased 1.1% of its outstanding shares for $78.7 million.

Fiscal 2021 Outlook

Donaldson is increasing its fiscal 2021 guidance due to strong third quarter fiscal 2021 results, current backlog levels, and incoming order rates. GAAP EPS is expected to be between $2.20 and $2.26, compared with fiscal 2020 GAAP EPS of $2.00. Excluding a negative impact of $0.08 per share related to restructuring activities in the second quarter of 2021, adjusted fiscal 2021 EPS2 is expected to be between $2.28 and $2.34. The Company expects full-year sales to increase between 9% and 11% versus fiscal 2020, compared with prior guidance of between 5% and 8%. Currency translation is expected to benefit fiscal year 2021 sales by approximately 3%.

Fiscal 2021 Engine sales are now projected to increase between 12% and 14% from fiscal 2020, compared with prior guidance of an increase between 8% and 12%. Off-Road, On-Road, and Aftermarket are expected to show strong growth. Partially offsetting this growth is an expected year-over-year sales decline in Aerospace and Defense.

[2]Adjusted earnings per share is a non-GAAP financial measure that excludes the impact of the restructuring charges recorded in the second quarter of fiscal 2021.
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Donaldson Company Reports Third Quarter 2021 Earnings - Page 4 of 5
Fiscal 2021 Industrial sales are expected to increase between 3% and 5% from fiscal 2020, compared with prior guidance in a range between a 2% decline and a 2% increase.

Growth in Industrial reflects an expected sales increase in IFS led by IAF and Process Filtration partially offset by declines in GTS and Special Applications.

Donaldson expects fiscal 2021 adjusted operating margin between 13.8% and 14.2%,3 compared with 13.2% in fiscal 2020. The year-over-year improvement is expected to come from higher gross margin, reflecting improved absorption on higher sales, pricing initiatives, as well as operating expense leverage. The improvement is partially offset by higher raw material and freight costs, second half sales mix pressure, primarily in the Engine segment, and increased incentive compensation expense.

The Company expects fiscal 2021 interest expense of approximately $13 million, and other income, net is forecast between $5 million and $7 million. Donaldson’s fiscal 2021 effective income tax rate is forecast between 24% and 25%.

The Company expects fiscal 2021 capital expenditures between $55 million and $60 million. Cash flow conversion is still expected above 100%, reflecting strong year-to-date conversion and an increase in working capital. Donaldson expects to repurchase 1.5% to 2.0% of its outstanding shares during fiscal 2021.

[3] The adjusted operating margin forecast excludes the impact of the restructuring charges recorded in the second quarter of fiscal 2021
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Donaldson Company Reports Third Quarter 2021 Earnings - Page 5 of 5
Miscellaneous

The Company will webcast its third quarter fiscal 2021 earnings conference call today at 9:00 a.m. CDT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CDT today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends, and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, pandemics and unexpected events, including the Coronavirus (COVID-19) pandemic; economic and industrial conditions worldwide; the Company’s ability to maintain competitive advantages; threats from disruptive innovation; highly competitive markets with pricing pressure; the Company’s ability to protect and enforce its intellectual property; the difficulties in operating globally; customer concentration in certain cyclical industries; significant demand fluctuations; unavailable raw materials or material cost inflation; inability of operations to meet customer demand; difficulties with information technology systems and security; foreign currency fluctuations; governmental laws and regulations; litigation; changes in tax laws and tax rates; regulations and results of examinations; the Company’s ability to attract and retain qualified personnel; changes in capital and credit markets; execution of the Company’s acquisition, divestiture and other strategic transactions strategy; the possibility of intangible asset impairment; the Company’s ability to manage productivity improvements; unexpected events and business disruptions; the Company’s ability to maintain an effective system of internal control over financial reporting; the United Kingdom’s decision to end its membership in the European Union and other factors included in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited, and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OE brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

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CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2021	2020	Change	2021	2020	Change
Net sales	$765.0	$629.7	21.5%	$2,080.8	$1,964.4	5.9%
Cost of sales	507.0	420.5	20.6	1,374.8	1,300.7	5.7
Gross profit	258.0	209.2	23.3	706.0	663.7	6.4
Operating expenses	148.6	124.7	19.1	433.3	406.1	6.7
Operating income	109.4	84.5	29.5	272.7	257.6	5.9
Interest expense	3.2	4.4	(27.9)	9.9	13.5	(26.4)
Other (income), net	(4.7)	(4.3)	7.3	(4.2)	(9.8)	(56.6)
Earnings before income taxes	110.9	84.4	31.4	267.0	253.9	5.2
Income taxes	26.5	21.0	26.1	64.4	61.0	5.7
Net earnings	$84.4	$63.4	33.1%	$202.6	$192.9	5.0%

Weighted average shares – basic	126.4	126.9	(0.4)%	126.6	127.0	(0.3)%
Weighted average shares – diluted	128.3	127.7	0.4%	128.2	128.5	(0.2)%
Net earnings per share – basic	$0.67	$0.50	33.6%	$1.60	$1.52	5.3%
Net earnings per share – diluted	$0.66	$0.50	32.6%	$1.58	$1.50	5.2%

Dividends paid per share	$0.21	$0.21	—%	$0.63	$0.63	—%

Note: Amounts may not foot due to rounding.

Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$215.3	$236.6
Accounts receivable, net	541.3	455.3
Inventories, net	360.1	322.7
Prepaid expenses and other current assets	82.0	82.1
Total current assets	1,198.7	1,096.7
Property, plant and equipment, net	626.3	631.6
Goodwill	322.9	316.8
Other long-term assets	206.7	199.5
Total assets	$2,354.6	$2,244.6

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$25.1	$3.8
Current maturities of long-term debt	19.4	5.7
Accounts payable	268.1	187.7
Accrued employee compensation and related taxes	119.8	71.2
Current income taxes	20.2	17.6
Other current liabilities	96.2	120.8
Total current liabilities	548.8	406.8
Long-term debt	454.6	617.4
Non-current income taxes payable	79.5	87.4
Other long-term liabilities	118.3	129.2
Total liabilities	1,201.2	1,240.8

Redeemable non-controlling interest	—	10.9

Total shareholders’ equity	1,153.4	992.9
Total liabilities and shareholders’ equity	$2,354.6	$2,244.6

Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2021	2020
Operating Activities
Net earnings	$202.6	$192.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	70.4	64.6
Deferred income taxes	(5.4)	2.4
Stock-based compensation expense	11.6	11.6
Other, net	16.1	19.2
Changes in operating assets and liabilities	10.3	(25.5)
Net cash provided by operating activities	305.6	265.2

Investing Activities
Net expenditures on property, plant and equipment	(40.2)	(106.2)
Net cash used in investing activities	(40.2)	(106.2)

Financing Activities
Proceeds from long-term debt	—	262.7
Repayments of long-term debt	(165.0)	(111.1)
Change in short-term borrowings	21.6	5.7
Purchase of non-controlling interests	(14.4)	—
Purchase of treasury stock	(78.7)	(94.3)
Dividends paid	(79.5)	(79.8)
Tax withholding for stock compensation transactions	(4.0)	(6.3)
Exercise of stock options	24.5	19.4
Net cash used in financing activities	(295.5)	(3.7)
Effect of exchange rate changes on cash	8.8	(6.6)
(Decrease) increase in cash and cash equivalents	(21.3)	148.7
Cash and cash equivalents, beginning of period	236.6	177.8
Cash and cash equivalents, end of period	$215.3	$326.5

Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
Gross margin	33.7%	33.2%	33.9%	33.8%
Operating expenses rate	19.4%	19.8%	20.8%	20.7%
Operating margin	14.3%	13.4%	13.1%	13.1%
Other (income), net rate	(0.6)%	(0.7)%	(0.2)%	(0.5)%
Depreciation and amortization rate	3.1%	3.5%	3.4%	3.3%
EBITDA rate	18.0%	17.6%	16.7%	16.9%
Effective tax rate	23.9%	24.9%	24.1%	24.0%
Earnings before income taxes - Engine Products	15.9%	13.4%	14.4%	13.1%
Earnings before income taxes - Industrial Products	16.1%	16.6%	14.0%	15.2%
Cash conversion ratio	110.8%	97.5%	131.0%	82.4%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
Adjusted Rates
Gross margin	33.7%	33.2%	34.2%	33.8%
Operating expenses rate	19.4%	19.8%	20.4%	20.7%
Operating margin	14.3%	13.4%	13.8%	13.1%
Other (income), net rate	(0.6)%	(0.7)%	(0.2)%	(0.5)%
Depreciation and amortization rate	3.1%	3.5%	3.4%	3.3%
EBITDA rate	18.0%	17.6%	17.4%	16.9%
Effective tax rate	23.9%	24.9%	24.4%	24.0%
Earnings before income taxes - Engine Products	15.9%	13.4%	14.6%	13.1%
Earnings before income taxes - Industrial Products	16.1%	16.6%	15.0%	15.2%
Cash conversion ratio	110.8%	97.5%	124.5%	82.4%

Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of restructuring charges. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2021	2020	Change	2021	2020	Change
Net sales
Engine Products segment
Off-Road	$95.7	$63.5	50.7%	$238.4	$199.6	19.4%
On-Road	39.7	25.1	58.2	105.0	99.5	5.5
Aftermarket	371.4	301.9	23.0	1,018.7	929.4	9.6
Aerospace and Defense	24.2	29.9	(19.1)	67.5	86.7	(22.1)
Total Engine Products segment	531.0	420.4	26.3	1,429.6	1,315.2	8.7

Industrial Products segment
Industrial Filtration Solutions	163.7	137.4	19.2	449.3	441.4	1.8
Gas Turbine Systems	25.5	29.2	(12.6)	71.9	74.2	(3.0)
Special Applications	44.8	42.7	4.9	130.0	133.6	(2.7)
Total Industrial Products segment	234.0	209.3	11.8	651.2	649.2	0.3

Total Company	$765.0	$629.7	21.5%	$2,080.8	$1,964.4	5.9%

Earnings before income taxes
Engine Products segment	$84.4	$56.5	49.4%	$206.1	$172.2	19.7%
Industrial Products segment	37.6	34.7	8.4	90.9	98.8	(8.0)
Corporate and Unallocated	(11.1)	(6.8)	(63.2)	(30.0)	(17.1)	(75.4)
Total Company	$110.9	$84.4	31.4%	$267.0	$253.9	5.2%

Earnings before income taxes %
Engine Products segment	15.9%	13.4%	2.5%	14.4%	13.1%	1.3%
Industrial Products segment	16.1%	16.6%	(0.5)%	14.0%	15.2%	(1.2)%

Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by sales. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended April 30, 2021
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	50.7%	20.9%	95.0%	48.9%	96.5%
On-Road	58.2	49.4	77.0	65.0	181.7
Aftermarket	23.0	10.6	28.2	28.2	45.9
Aerospace and Defense	(19.1)	(15.8)	(28.7)	28.7	N/A
Total Engine Products segment	26.3	12.2	36.1	35.8	48.3

Industrial Products segment
Industrial Filtration Solutions	19.2	10.4	23.0	32.1	17.2
Gas Turbine Systems	(12.6)	(8.7)	(17.9)	(26.4)	53.0
Special Applications	4.9	31.4	15.8	(1.9)	(40.2)
Total Industrial Products segment	11.8	8.3	15.7	10.4	20.6

Total Company	21.5%	11.1%	27.8%	25.3%	44.6%

	Nine Months Ended April 30, 2021
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	19.4%	3.9%	20.1%	42.0%	43.8%
On-Road	5.5	(2.0)	23.2	15.2	32.5
Aftermarket	9.6	—	16.7	19.3	14.2
Aerospace and Defense	(22.1)	(13.0)	(42.1)	16.9	N/A
Total Engine Products segment	8.7	(0.9)	12.7	23.4	15.2

Industrial Products segment
Industrial Filtration Solutions	1.8	(7.6)	5.8	14.4	0.9
Gas Turbine Systems	(3.0)	4.2	(10.7)	(7.7)	16.4
Special Applications	(2.7)	(2.5)	3.3	(4.2)	(35.7)
Total Industrial Products segment	0.3	(5.5)	3.2	3.5	2.3

Total Company	5.9%	(2.2)%	8.9%	14.9%	13.5%

Note: Amounts may not foot due to rounding.
Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended April 30, 2021
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	44.5%	20.9%	78.3%	41.9%	113.3%
On-Road	54.9	49.4	61.5	58.7	209.4
Aftermarket	18.8	10.6	16.8	18.3	50.3
Aerospace and Defense	(20.9)	(15.8)	(34.8)	20.5	N/A
Total Engine Products segment	22.0	12.2	24.1	26.9	53.2

Industrial Products segment
Industrial Filtration Solutions	13.8	10.4	12.3	24.6	20.4
Gas Turbine Systems	(13.8)	(8.7)	(19.5)	(32.6)	56.9
Special Applications	(0.5)	31.4	5.6	(6.8)	(40.2)
Total Industrial Products segment	7.1	8.3	6.5	4.4	23.8

Total Company	17.1%	11.1%	16.9%	17.6%	49.3%

	Nine Months Ended April 30, 2021
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	15.4%	3.9%	11.0%	36.4%	64.4%
On-Road	3.8	(2.0)	15.6	11.2	50.8
Aftermarket	7.5	—	9.3	13.2	19.9
Aerospace and Defense	(23.5)	(13.0)	(46.4)	11.6	N/A
Total Engine Products segment	6.4	(0.9)	5.3	17.7	21.5

Industrial Products segment
Industrial Filtration Solutions	(1.8)	(7.6)	(1.6)	9.3	5.1
Gas Turbine Systems	(4.2)	4.2	(12.5)	(11.9)	18.1
Special Applications	(5.9)	(2.5)	(3.9)	(6.9)	(35.7)
Total Industrial Products segment	(2.9)	(5.5)	(3.3)	(0.2)	6.1

Total Company	3.3%	(2.2)%	1.8%	10.0%	19.5%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.

Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$103.3	$88.4	$305.6	$265.2
Net capital expenditures	(9.8)	(26.5)	(40.2)	(106.2)
Free cash flow	$93.5	$61.9	$265.4	$159.0

Net earnings	$84.4	$63.4	$202.6	$192.9
Income taxes	26.5	21.0	64.4	61.0
Interest expense	3.2	4.4	9.9	13.5
Depreciation and amortization	23.8	21.8	70.4	64.6
EBITDA	$137.9	$110.6	$347.3	$332.0

Adjusted net earnings	$84.4	$63.4	$213.2	$192.9
Adjusted income taxes	26.5	21.0	68.7	61.0
Interest expense	3.2	4.4	9.9	13.5
Depreciation and amortization	23.8	21.8	70.4	64.6
Adjusted EBITDA	$137.9	$110.6	$362.2	$332.0

Gross profit	$258.0	$209.2	$706.0	$663.7
Restructuring charges	—	—	5.8	—
Adjusted gross profit	$258.0	$209.2	$711.8	$663.7

Operating expense	$148.6	$124.7	$433.3	$406.1
Restructuring charges	—	—	9.0	$—
Adjusted operating expense	$148.6	$124.7	$424.3	$406.1

Operating income	$109.4	$84.5	$272.7	$257.6
Restructuring charges	—	—	14.8	—
Adjusted operating income	$109.4	$84.5	$287.5	$257.6

Net earnings	$84.4	$63.4	$202.6	$192.9
Restructuring charges, net of tax	—	—	10.6	—
Adjusted net earnings	$84.4	$63.4	$213.2	$192.9

Diluted earnings per share	$0.66	$0.50	$1.58	$1.50
Restructuring charges per share	—	—	0.08	—
Adjusted diluted earnings per share	$0.66	$0.50	$1.66	$1.50

Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.

Donaldson Company, Inc.
Third Quarter 2021 Earnings Press Release Schedules